N-CSR Item 12(b) - Exhibits: Certifications

                           SECTION 906 CERTIFICATION

Pursuant to 18 U.S.C.{section} 1350, the undersigned officers of FEDERATED CORE TRUST ON BEHALF OF: FEDERATED INFLATION-PROTECTED SECURITIES CORE FUND, FEDERATED MORTGAGE CORE PORTFOLIO, HIGH YIELD BOND PORTFOLIO (the "Registrant"), hereby certify, to the best of our knowledge, that the Registrant's Report on Form N-CSR for the period ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities and Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.


Dated: February 14, 2007

/s/ John B. Fisher
Name: John B. Fisher
Title: President, Principal Executive Officer



Dated: February 14, 2007

/s/ Richard A. Novak
Name: Richard A. Novak
Title: Treasurer, Principal Financial Officer

This certification is being furnished solely pursuant to 18 U.S.C.{section} 1350 and is not being filed as part of the Report or as a separate disclosure document.